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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Agree Realty Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AGREE REALTY CORPORATION

31850 Northwestern Highway
Farmington Hills, MI 48334

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on May 9, 2005

       NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of AGREE REALTY CORPORATION, a Maryland corporation, will be held at 11:00 a.m. local time, on May 9, 2005, at the Courtyard by Marriott, 31525 West 12 Mile Road, Farmington Hills, Michigan for the following purposes:

1.	To elect two directors to serve until the annual meeting of stockholders in 2008 or until their successors are duly elected and qualified.

2.	To approve the 2005 Agree Realty Corporation Equity Incentive Plan

3.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

      Stockholders of record at the close of business on March 14, 2005 will be entitled to notice of and to vote at the annual meeting or at any adjournment thereof.

      Stockholders are cordially invited to attend the meeting in person. WHETHER OR NOT YOU NOW PLAN TO ATTEND THE MEETING, YOU ARE ASKED TO COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY CARD FOR WHICH A POSTAGE PAID RETURN ENVELOPE IS PROVIDED. If you decide to attend the meeting, you may revoke your proxy and vote your shares in person. It is important that your shares be voted.

By Order of the Board of Directors

Kenneth R. Howe
Vice President, Finance and
Secretary

March 21, 2005

Farmington Hills, Michigan

GENERAL
ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
CORPORATE GOVERNANCE
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
AUDIT COMMITTEE REPORT
PROPOSAL 2: APPROVAL OF THE 2005 EQUITY INCENTIVE PLAN
PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND TRANSACTIONS
INDEPENDENT AUDITORS
OTHER MATTERS
PROPOSALS FOR NEXT ANNUAL MEETING
ANNUAL REPORT

AGREE REALTY CORPORATION

31850 Northwestern Highway
Farmington Hills, MI 48334

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
May 9, 2005

GENERAL

       This proxy statement is furnished by our board of directors in connection with the solicitation by the board of directors of proxies to be voted at the annual meeting of stockholders to be held at 11:00 a.m. local time on May 9, 2005, at the Courtyard by Marriott, 31525 West 12 Mile Road, Farmington Hills, Michigan, and at any adjournment or adjournments thereof, for the purposes set forth in the accompanying notice of such meeting. All stockholders of record at the close of business on March 14, 2005, will be entitled to vote.

      Voting. Any proxy, if received in time, properly signed and not revoked, will be voted at the annual meeting in accordance with the directions of the stockholder. If no directions are specified, the proxy will be voted for the proposal set forth in this proxy statement. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked (i) by delivery of a written statement to our corporate Secretary stating that the proxy is revoked, (ii) by preparation of a subsequent proxy executed by the person executing the prior proxy, or (iii) by attendance at the annual meeting and voting in person.

      Votes cast in person or by proxy at the annual meeting will be tabulated by the election inspectors appointed for the meeting, and the inspectors, assisted by the Company’s Secretary, will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders.

      Quorum. The presence, in person or represented by proxy, of the holders of a majority of our common stock (3,837,035 shares) entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. However, if a quorum is not present at the annual meeting, the stockholders, present in person or represented by proxy, have the power to adjourn the annual meeting until a quorum is present or represented. Pursuant to our bylaws abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum at the annual meeting. A broker “non-vote” occurs when a nominee holding common stock does not vote on a particular proposal because the nominee does not have a discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

      Cost of Proxy Solicitation. Solicitation of proxies will be primarily by mail. However, our directors and officers also may solicit proxies by telephone or telecopy or in person. All of the expenses of preparing, assembling, printing and mailing the materials used in the solicitation of proxies will be paid by us. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to forward soliciting materials, at our expense, to the beneficial owners of shares held of record by such persons. It is anticipated that this proxy statement and the enclosed proxy card first will be mailed to stockholders on or about March 21, 2005.

      Outstanding Stock. As of March 14, 2005, the record date, 7,674,069 shares of our common stock, $.0001 par value per share, were outstanding. Each share of common stock entitles the holder thereof to one vote on each of the matters to be voted upon at the annual meeting. As of the record date, our executive officers and directors had the power to vote approximately 3.90% of the outstanding shares of common stock. Our executive officers and directors have advised us that they intend to vote their shares of common stock in favor of the proposals set forth in this proxy statement.

      Required Vote. Plurality approval is required to elect our directors. Abstentions and broker non-votes are not counted for purposes of the election of directors. The affirmative vote of a majority of all votes cast at the meeting is required for the approval of the 2005 Equity Incentive Plan

ELECTION OF DIRECTORS

NOMINEES AND DIRECTORS

      Our board of directors currently consists of six directors. The directors are divided into three classes, consisting of two members whose terms expire at this annual meeting, two members whose terms expire at the 2006 annual meeting of stockholders and two members whose terms expire at the 2007 annual meeting of stockholders. At this annual meeting, two directors will be elected and qualified. Farris Kalil and Gene Silverman are nominees for election as directors at the annual meeting, to hold office for a term of three years until the annual meeting of stockholders to be held in 2008. The terms of Richard Agree and Michael Rotchford expire in 2006 and the terms of Ellis Wachs and Leon M. Schurgin expire in 2007. Directors are elected by a plurality of the votes cast at the annual meeting either in person or by proxy.

NOMINEES FOR ELECTION AS DIRECTOR

      THE FOLLOWING INDIVIDUALS ARE NOMINATED FOR ELECTION AS DIRECTORS AT THE ANNUAL MEETING

      The board of directors, on the recommendation of the nominating and corporate governance committee, has nominated Mr. Farris Kalil and Mr. Gene Silverman to serve as directors until the 2008 annual meeting of stockholders and until their respective successors have been duly elected and qualified. Each nominee has indicated a willingness to serve as a director.

      Farris G. Kalil, 66, has been a director since December 1993. Mr. Kalil has been a financial consultant since June 1999. From November 1996 until his retirement in May 1999 Mr. Kalil served as Director of Business Development for the Commercial Lending Division of Michigan National Bank, a national banking institution. From May 1994 to November 1996, Mr. Kalil served as a Senior Vice President for Commercial Lending at First of America Bank — Southeast Michigan, N.A. Prior thereto, Mr. Kalil served as a Senior Vice President of Michigan National Bank where he headed the Commercial Real Estate Division, Corporate Special Loans, Real Estate Asset Management/ Real Estate Owned Group, and the Government Insured Multi-Family Department. Mr. Kalil received his B.S. from Wayne State University and continued his education at the Northwestern University School of Mortgage Banking.

      Gene Silverman, 71, has been a director since April 1994. Mr. Silverman has been a consultant to the entertainment industry since 1996. From July 1993 until his retirement in December 1995, Mr. Silverman served as the President and Chief Executive Officer of Polygram Video, USA, a division of Polygram N.V., a New York Stock Exchange listed company. Prior thereto, he was Senior Vice President of sales at Orion Home Video from 1987 through 1992.

OTHER DIRECTORS WHOSE TERMS OF OFFICE CONTINUE AFTER THE ANNUAL MEETING

      Richard Agree, 61, has been President and Chairman of the Board of Directors since December 1993. Prior thereto, he worked as managing partner of the general partnerships which held the Company’s properties prior to the formation of the Company and the initial public offering and was President of the predecessor company since 1971. Mr. Agree has managed and overseen the development of over 5,000,000 square feet of anchored shopping center space during the past 34 years. He is a graduate of the Detroit College of Law, a member of the State Bar of Michigan and the International Council of Shopping Centers.

      Michael Rotchford, 46, has been a Director of the Company since December 1993. He is a Senior Managing Director for Cushman & Wakefield, Inc., a company specializing in real estate services. Prior to joining Cushman & Wakefield in 2000 he served as Managing Director of The Saratoga Group, an investment banking organization specializing in tax and asset-based financing. Mr. Rotchford had been with The Saratoga Group from 1991 to 2000. Prior to 1991, Mr. Rotchford was a Director in the investment banking division of Merrill Lynch & Co. where he managed the commercial mortgage placement group. Mr. Rotchford holds a bachelor’s degree, with high honors, from the State University of New York at Albany. He is also a licensed real estate broker.

      Ellis G. Wachs, 75, has been a Director of the Company since 1993. Mr. Wachs is one of the four founders of Charming Shoppes, Inc. where, for a forty year period ending in 1991, he held various positions, including Executive Vice President, with various responsibilities including merchandise acquisition, real estate leasing and site location. Since 1991 he has served as a consultant to Charming Shoppes, Inc. and he currently is a real estate investor. He is a graduate of the University of Illinois and a board member of the Philadelphia Free Library.

      Leon M. Schurgin, 63 has been a Director of the Company since March 2004. He is a Senior Shareholder in the law firm of Sommers, Schwartz, Silver & Schwartz, a law firm with over seventy-five lawyers located in Southfield, Michigan. Mr. Schurgin holds a Bachelors Degree in Business Administration from the University of Michigan, a Juris Doctorate Degree, Magna Cum Laude, from Wayne State University and a Masters of Law Degree in Taxation from Wayne State University. He is also a certified public accountant.

      The Board of Directors met five times during fiscal year 2004. During the year ended December 31, 2004, each director attended 75 percent or more of the aggregate of both (i) the total number of the meetings of the board of directors, and (ii) the total number of meetings held by all committees of the board on which each such director served.

COMPENSATION OF DIRECTORS

      Our directors are paid an annual fee of $17,500. In addition, the chairman of our audit committee received an annual fee of $4,000. Directors traveling from outside the Farmington Hills, Michigan area are reimbursed for out-of-pocket expenses in connection with their attendance at meetings. For the year ended December 31, 2004, we paid total compensation of $91,500 to our directors. No fees are paid to directors who are our employees.

COMMITTEES OF THE BOARD OF DIRECTORS

      Our board of directors has an audit committee, an executive committee, an executive compensation committee and a nominating and governance committee.

      Audit Committee. The audit committee members are: Farris Kalil (Chairman), Ellis Wachs and Gene Silverman, each of whom has been determined by our board of directors to meet the standards for independence required of audit committee members by the New York Stock Exchange and applicable SEC rules. The board of directors has further determined that all members of the audit committee are financially literate and the audit committee chairman, Farris Kalil, possesses financial management expertise, within the meaning of the listing standards of the NYSE. No member of the audit committee is an audit committee financial expert within the meaning of applicable SEC rules. Our accounting policies and procedures and the financial information related to our business are monitored by the audit committee and are fully understood by the members. Our Board of Directors has determined that an audit committee financial expert is not required at this time. Since the audit committee does not have a financial expert, the committee works closely with our independent auditors and independent financial advisors in the application of accounting standards and internal accounting controls. The audit committee met two (2) times during 2004. In addition, on three (3) occasions the audit committee authorized Farris Kalil, Chairman to act on behalf of the committee in reviewing with management and our independent public accountants, our quarterly financial statements.

      Executive Committee. The executive committee members are: Richard Agree (Chairman), Michael Rotchford and Ellis Wachs. The committee has the authority to acquire and dispose of real property and the power to authorize, on behalf of the full board of directors, the execution of certain contracts and agreements, including those related to our borrowing of money, and generally to exercise all other powers of the board of directors except for those which require action by a majority of the independent directors or the entire Board. Our executive committee met once during 2004.

      Executive Compensation Committee. The executive compensation committee members are: Gene Silverman (Chairman), Ellis Wachs and Farris Kalil each of whom has been determined by the board of directors to meet the NYSE’s standards of independence. The executive compensation committee determines compensation for our executive officers, in addition to administering our stock option and other employee benefit plans, including our 1994 Stock Incentive Plan. Our executive compensation committee met two (2) times during 2004.

      Nominating and Governance Committee. The nominating and governance committee members are: Michael Rotchford (Chairman), Farris Kalil and Gene Silverman, each of whom has been determined by the board of directors to meet the NYSE’s standards for independence. The committee establishes criteria and qualifications for potential board members and identifies high quality individuals with the core competencies and experience to become members of our board of directors. The committee also establishes corporate governance practices in compliance with applicable regulatory requirements and consistent with the highest standards and recommends to the board the corporate governance guidelines applicable to us. The nominating and governance committee met two (2) times during 2004.

EXECUTIVE OFFICERS

      The following sets forth certain information with respect to Mr. Howe, Mr. Schaefer, Mr. Prueter and Mr. Coburn, our executive officers who are not directors of the Company.

      Kenneth R. Howe, 56, has been Vice President, Finance since June 1994 and our Secretary since November 1993. Prior to being appointed as Vice President, Finance, Mr. Howe served as our Chief Financial Officer since November 1993. From 1989 to April 1994 he was Controller of Agree Development Company, our predecessor. From 1984 to 1989, he was a partner in Straka, Jarackas and Company, a public accounting firm with which he was employed since 1974. He is a graduate of Western Michigan University and a certified public accountant.

      Mr. Bruce J. Schaefer, 61, has been a Vice President, since January 1, 1998. Prior to being appointed to this position, Mr. Schaefer had directed our leasing activities since April 1994. From 1988 to April 1994 he coordinated all leasing activities for Agree Development Company. Mr. Schaefer attended Adrian College.

      Mr. David J. Prueter, 49, has been Vice President since January 10, 2000. From 1997 until joining us, Mr. Prueter was Director of U.S. Real Estate for Borders, Inc. Prior to joining Borders, Inc. Mr. Prueter served as the Senior Manager of Real Estate Operations for the Kroger Co. Mr. Prueter is a state committee member of the Michigan chapter of the International Council of Shopping Centers, holds a MCR from NACORE and is a graduate of Western Michigan University.

      Mr. Nicholas Coburn, 33, has been Vice President since January 17, 2001. Prior to being appointed to this position, Mr. Coburn had directed our development activities since December 1997. From 1996 until joining us, Mr. Coburn was employed at Lewiston-Smith Realty Company. Mr. Coburn is a member of the State Bar of Michigan and the American Society of Civil Engineers. He holds a J.D. from the University of Detroit, School of Law and a B.S. in Civil Engineering from the University of Colorado.

SECTION 16(a)     BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who beneficially own more than 10% of our common stock, to file reports of holdings and transactions in our securities with the SEC and NYSE. Executive officers, directors and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file with the SEC. Based solely upon a review of the reports furnished to us with respect to fiscal 2004, we believe that all SEC filing requirements applicable to our executive officers and directors were satisfied except for the delinquent filing of a Form 4 by Mr. Wachs, one of our directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The beneficial ownership of our common stock (our only outstanding class of equity securities) with respect to each director, each executive officer, each person known by us to be the beneficial owner of more than five percent of the outstanding shares of common stock, and all of our directors and executive officers as a group as of March 15, 2005 is set forth below.

	Amount and
	Nature of
Name and Business	Beneficial	Percent
Address of Beneficial Owners(1)	Ownership(2)	of Class

Richard Agree	512,585	6.14%
David J. Prueter	58,120	*
Kenneth R. Howe	49,750	*
Nicholas Coburn	28,465	*
Bruce J. Schaefer	25,675	*
Gene Silverman	20,159	*
Farris G. Kalil	8,000	*
Leon M. Schurgin	4,150	*
Ellis G. Wachs	4,000	*
Michael Rotchford	1,000	*

All directors and executive officers as a group (10 persons)	711,904	8.52%

*	Less than 1%.

(1)	The address of each person is c/o the Company at 31850 Northwestern Highway, Farmington Hills, MI 48334.

(2)	Includes shares of common stock issuable upon conversion of limited partnership units held by Richard Agree in Agree Limited Partnership, our operating partnership. These units entitle Mr. Agree to acquire 347,619 shares of common stock. These numbers also include shares of common stock subject to options exercisable within 60 days granted to Mr. Howe of 4,900 shares and 60,000 shares of common stock assigned by Mr. Agree to his children’s irrevocable investment trusts. These numbers also include 75,400, 44,250, 24,650, 16,500 and 22,500 shares of restricted stock held by Messrs. Agree, Howe, Schaefer, Prueter and Coburn respectively.

CORPORATE GOVERNANCE

      We operate within a plan of corporate governance for the purpose of defining independence, assigning responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. On March 22, 2004 our board adopted a revised audit committee charter, and written charters for the compensation committee and the nominating and governance committee. Also on March 22, 2004 our board adopted a Chief Executive Officer and Chief Financial Officer Code of Professional Ethics. We also have a written Code of Business Conduct and Ethics. These documents along with our governance principles may be viewed by accessing the corporate governance link on our website (www.agreerealty.com).

DIRECTOR NOMINATION PROCEDURES

      Director Qualifications. Our Nominating and Corporate Governance Committee has established policies for the desired attributes of the Board as a whole. The Board will seek to ensure that a majority of its members are independent within NYSE listing standards. Each director generally may not serve as a member of more than six other public company boards. Each member of the Board must possess the individual qualities of integrity and accountability, informed judgment, high performance standards and must be committed to representing the long-term interests of the Company and the Stockholders. In addition, directors must be committed to devoting the time and effort necessary to be responsible and productive members of the Board. The Board values diversity, in its broadest sense, reflecting, but not limited to, profession, geography, gender, ethnicity, skills and experience.

      Identifying and Evaluating Nominees. Our Nominating and Corporate Governance Committee regularly assesses the appropriate number of directors comprising the Board and whether any vacancies on the Board are expected due to retirement or otherwise. The Nominating and Corporate Governance Committee may consider those factors it deems appropriate in evaluating director candidates including judgment, skill, and diversity, strength of character, experience with businesses and organizations comparable to our size or scope, experience and skill relative to other Board members and specialized knowledge or experience. Depending on the current needs of the Board, certain factor may be weighted more or less heavily by the Nominating and Corporate Governance Committee. In considering candidates for the Board, the Nominating and Corporate Governance Committee evaluates the entirety of each candidates credentials and other than the eligibility requirements established by the Nominating and Corporate Governance Committee, does not have any specific minimum qualifications that must be met by a nominee. The Nominating and Corporate Governance Committee considers candidates for the Board from any responsible source, including current Board members, stockholders, professional search firms or other persons. The Nominating and Corporate Governance Committee does not evaluate candidates differently based on who has made the recommendation. The Nominating and Corporate Governance Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates

      Stockholder Nominees. Our Bylaws permit stockholders to nominate directors for consideration at an annual meeting of stockholders. The Nominating and Corporate Governance Committee will consider properly submitted stockholder nominees for election to the Board and will apply the same evaluation criteria in considering such nominees as it would to persons nominated under any other circumstances. Such nominations may be made by a stockholder entitled to vote, who delivers written notice along with the additional information and materials required by the Bylaws to our Secretary not later than the close of business on the 60th day, and not earlier than the close of business on the 90th day, prior to the anniversary of the preceding year’s annual meeting. For our annual meeting in the year 2006, our Secretary must receive this notice after the close of business on February 8, 2006, and prior to the close of business on March 10, 2006. You can obtain a copy of the full text of the Bylaw provision by writing to our Secretary at the address appearing on the first page of this Proxy Statement.

      Any stockholder nominations proposed for consideration by the Nominating and Corporate Governance Committee should include the nominee’s name and sufficient biographical information to demonstrate that the nominee meets the qualification requirements for Board service as set forth under “Director Qualifications.” The nominee’s written consent to the nomination should also be included with nominating submission, which should be addressed to: Agree Realty Corporation at the address appearing on the first page of this Proxy Statement, Attention: Secretary.

INDEPENDENCE OF DIRECTORS

      Pursuant to our Corporate Governance Guidelines, which require that a majority of our directors be independent within the meaning of NYSE corporate governance standards, the Board undertook a review of the independence of directors nominated for election at this annual meeting. During this review, the Board considered transactions and relationships during the prior year between each director or any member of his or her immediate family and the Company, including those reported under Proposal One, and under “Certain Relationships and Related Transactions” below. As provided in the Corporate Governance Guidelines, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

      As a result of this review, the Board affirmatively determined that all the directors nominated for election at this annual meeting are independent of the Company and its management.

DIRECTORS’ ATTENDANCE AT ANNUAL MEETINGS OF STOCKHOLDERS

      It has been and is the policy of our board of directors to expect that directors attend annual meetings of Stockholders except where the failure to attend is due to unavoidable circumstances or conflicts discussed in advance by the director with the Chairman of the Board. All members of the board of directors attended our 2004 annual meeting of stockholders.

COMMUNICATION WITH THE BOARD OF DIRECTORS

      A stockholder who wishes to communicate with the our board of directors or specific individual directors may do so by directing a written request addressed to such directors or director in care of Kenneth R. Howe, Secretary, at the address appearing on the first page of this proxy statement. Communication(s) directed to members of the board who are not non-management directors will be relayed to the intended director except to the extent that is deemed unnecessary or inappropriate to do so pursuant or the procedures established by a majority of the independent directors. Communications directed to non-management directors will be relayed to the intended Board member(s) except to the extent that doing so would be contrary to the instructions of the non-management directors. Any communication so withheld will nevertheless be made available to any non-management director who wishes to review it.

EXECUTIVE COMPENSATION

ANNUAL COMPENSATION

      The following table summarizes the compensation paid by us for each of the fiscal years ended December 31, 2004, 2003 and 2002, to the Chief Executive Officer and the four other executive officers (named Executive Officers) who received a total annual salary and bonus in excess of $100,000 in fiscal 2004.

SUMMARY COMPENSATION TABLE

				Long-term Compensation

						Common Stock
	Annual Compensation			Restricted		Underlying
				Stock		Stock Option
Name and Principal Position	Year	Salary	Bonus	Awards($)		Awards (#Shs)

Richard Agree	2004	$200,000	$25,000	$172,694	(1)(2)	—
Chairman of the Board	2003	$189,000	$25,000	$128,634	(1)	—
and President	2002	$180,000	—	$114,994	(1)	—
Kenneth R. Howe	2004	$131,000	$20,000	$86,090	(1)(2)	—
Vice President, Finance	2003	$123,000	$17,500	$69,782	(1)	—
and Secretary	2002	$120,000	$15,000	$64,432	(1)	—
Bruce J. Schaefer	2004	$96,000	$10,000	$45,285	(1)(2)	—
Vice President, Leasing	2003	$96,000	$8,000	$40,395	(1)	—
	2002	$96,000	$6,500	$38,875	(1)	—
David J. Prueter	2004	$168,000	—	$50,993	(1)(2)	—
Vice President	2003	$168,000	—	$34,025	(1)	—
	2002	$160,000	—	$18,600	(1)	—
Nicholas Coburn	2004	$112,500	$15,000	$62,064	(1)(2)	—
Vice President	2003	$105,000	$12,000	$44,990	(1)	—
	2002	$100,000	$10,000	$33,160	(1)	—

(1)	The dollar value of the award of restricted stock is calculated by multiplying the closing market price of the common stock on the date of the award by the number of shares awarded. Messrs. Agree, Howe Schaefer, Prueter and Coburn were awarded 14,500, 6,000, 3,000, 3,500 and 4,500 shares of restricted stock on January 3, 2005 (a 2004 award); Messrs. Agree, Howe, Schaefer, Prueter and Coburn were awarded 12,500, 5,500, 2,500, 3,000 and 4,000 shares of restricted stock on January 1, 2004 (a 2003 award); Messrs. Agree, Howe, Schaefer, Prueter and Coburn were awarded 10,000, 5,000, 2,500, 2,500 and 3,500 shares of restricted stock, respectively on January 1, 2003; Mr. Prueter was awarded 2,500 shares of restricted stock on September 12, 2002; Messrs. Agree, Howe, Schaefer and Prueter were awarded 8,000, 4,500, 2,500, 2,500 and 3,500 shares of restricted stock, respectively on January 1, 2002. These shares of restricted stock are (i) subject to restrictions on transfer which lapse in equal annual installments over a five-year period from the date of the grant and (ii) are entitled to and receive dividends from the date of the grant.

(2)	At December 31, 2004, Messrs. Agree, Howe, Schaefer, Prueter and Coburn owned 60,900, 38,250, 21,650, 13,000 and 18,000 shares of restricted stock, respectively, the market value (as computed pursuant to footnote (1) above) of which was $1,929,921, $1,212,142, $686,088, $411,970 and $570,420, respectively.

OPTION GRANTS

      During the year ended December 31, 2004, we did not grant any stock options to purchase shares of our common stock.

OPTION EXERCISES IN 2004 AND YEAR-END VALUES TABLE

      The following table sets forth certain information with respect to unexercised stock options held by the Named Executive Officer at December 31, 2004. Mr. Agree exercised his option to acquire 18,375 shares of common stock at the exercise price of $19.50 per share during the year ended December 31, 2004.

VALUE OF UNEXERCISED OPTIONS(1)

	Number of Unexercised
	Options At
	December 31, 2004(2)

Name and Principal Position	Exercisable	Unexercisable

Kenneth R. Howe Vice President, Finance and Secretary	4,900	—

(1)	All options were in-the-money at December 31, 2004. As of December 31, 2004 the closing price of our common stock was $31.69 per share.

(2)	All unexercised options are fully vested, have an exercise price of $19.50 per share and expire upon employment termination.

EMPLOYMENT AGREEMENTS

      Our current employment agreements with Mr. Agree and Mr. Howe became effective on July 1, 2004. Mr. Prueter’s employment agreement became effective on January 10, 2000. Mr. Schaefer and Mr. Coburn do not have employment contracts with the Company. Mr. Agree’s employment agreement, pursuant to which he serves as our Chairman of the Board and President, has a five-year term. Under his employment agreement, Mr. Agree receives an annual base salary of $240,000, subject to annual increases at the discretion of the executive compensation committee, and is entitled to participate in the Stock Incentive Plan and all other benefit programs generally available to our executive officers.

      If we terminate Mr. Agree’s employment without cause (as defined below), he is entitled to receive a payment of all amounts payable during the term of the employment agreement (including, but not limited to his salary at the then applicable rate) and has the right to continue to participate in all benefit plans made generally available by us to our executives. In addition, all unvested shares of our common stock issued to Mr. Agree under our Stock Incentive Plan will become fully vested.

      If a change-in-control (as defined in the employment agreement) occurs prior to the expiration of Mr. Agree’s employment agreement and within three years after the change-in-control Mr. Agree’s employment is terminated by us, Mr. Agree is entitled to be paid the greater of three times his then compensation, or his compensation to be paid over the remaining life of the employment agreement.

      We may terminate Mr. Agree’s agreement for “cause” which is defined to include (1) willful failure or refusal to perform specific reasonable written directives of the board of directors; (2) conviction of a felony; (3) dishonesty involving us which results in an unjust gain or enrichment at our expense; (4) moral turpitude which adversely affects our business; or (5) a material breach of the non-competition section of the employment agreement. In the event of Mr. Agree’s termination for cause he will forfeit his right to any and all benefits entitled to be received pursuant to his employment agreement (other than any previously vested benefits) following the date of termination. Mr. Agree’s agreement may also be terminated if Mr. Agree dies or becomes disabled (as defined in the agreement). In the event of termination of the agreement because of Mr. Agree’s death or disability, Mr. Agree (or his estate) shall receive for the longer of (x) the remainder of the calendar year; or (y) six months, Mr. Agree’s salary in effect at the date of his death or disability.

      The employment agreement with Mr. Howe, pursuant to which he serves as our chief Financial Officer and Secretary, is identical to Mr. Agree’s employment agreement, except that Mr. Howe’s agreement provides for an annual base salary of $137,500 and is for a three year term. The term can be extended for two additional one year terms, at our option.

      The employment agreement with Mr. Prueter, pursuant to which he serves as a Vice President had an initial term of five years and has been extended by the board for an addition one year period, is similar to Mr. Agree’s employment agreement, except that Mr. Prueter’s agreement provides for an annual base salary of $168,000 and entitles him to receive as an additional bonus of at least 2,500 shares of restricted stock each year.

COMPENSATION COMMITTEE REPORT

      The executive compensation committee determines compensation for our executive officers and administers any stock incentive or other compensation plans adopted by us, including the Stock Incentive Plan. The executive compensation committee believes that our compensation package must be structured in a manner that will help us attract and retain qualified executives and will align compensation of such executives with the interests of the stockholders. The compensation package currently consists of salary, bonus and long-term compensation in the form of stock options and restricted stock awards issued pursuant to the Stock Incentive Plan.

SALARY BONUS AND OTHER ANNUAL COMPENSATION

      Salary and bonus amounts are determined by the executive compensation committee using a subjective evaluation process. In making determinations of salary and bonus amounts, the committee considers our general performance, the officer’s position, level and scope of responsibility and the officer’s anticipated performance and contributions to our long-term goals. The base salaries for Richard Agree, Kenneth R. Howe and David J. Prueter were established pursuant to their employment agreements.

STOCK INCENTIVE PLAN

      The executive compensation committee is responsible for administering the Stock Incentive Plan, which includes determining the individuals to be granted stock option awards or restricted stock grants and defining the terms of such awards, including the number of shares, exercise price, vesting schedule and expiration date.

      The purpose of the Stock Incentive Plan is to provide compensation to persons whose services are considered essential to us. By linking this compensation to the market performance of our common stock and the growth in funds from operations we intend to provide additional incentive for officers and key employees to enhance our value and success and align the long-term interests of the officers and key employees with our interest.

      The executive compensation committee uses a subjective evaluation process to determine whether an officer or key employee should receive a stock option grant or receive a restricted stock award and the number of shares to be granted or awarded to such officer or key employee. The committee has not set specific objective goals or standards that an officer or key employee must meet to receive a stock option or restricted stock award. The factors considered by the executive compensation committee include our general performance, the position, level and scope of responsibility of the respective officer or key employee and the officer’s or key employee’s anticipated performance and contributions to our achievement of our long-term goals.

      We did not grant any options to purchase shares of common stock in 2004.

      The foregoing report is given by the following members of the executive compensation committee.

Gene Silverman, Chairman
Ellis Wachs
Farris Kalil

AUDIT COMMITTEE REPORT

      Management is responsible for the financial reporting process, including the system of internal controls and for the preparation of consolidated financial statements in accordance with GAAP. Our independent auditors are responsible auditing those financial statements and expressing an opinion as to their conformity with GAAP. Our responsibility is to oversee and review these processes. We are not, however, professionally engaged in the practice of accounting or auditing and do not provide any expert or other special assistance as to such financial statements concerning compliance with the laws, regulation or GAAP or as to auditor independence. We rely, without independent verification, on the information provided to us and on the representations made by management and the independent auditors. We held two meetings during fiscal 2004. The meetings were designed among other things, to facilitate and encourage communication among the committee, management and our independent auditors, BDO Seidman, LLP. We discussed with BDO Seidman the overall scope and plans for their audit. We met with BDO Seidman, with and without management present, to discuss the results of their examination and their evaluations of our internal controls.

      We have reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2004 with management and BDO Seidman. We also discussed with management and BDO Seidman the process used to support certifications by our Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany our periodic filings with the SEC.

      In addition, the audit committee obtained from BDO Seidman a formal written statement describing all relationships between the auditors and us that might bear on the auditor’s independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence. When considering BDO Seidman’s independence, we considered whether their provision of services to the company, beyond those rendered in connection with their audit of our consolidated financial statements and reviews of our consolidated financial statements, including in its Quarterly Reports on Form 10-Q, was compatible with maintaining their independence. We also reviewed, among other things, the audit and non-audit services performed by, and the amount of fees paid for such services to, BDO Seidman. The audit committee also discussed and reviewed with the independent auditors all communications required by GAAP, including those described in Statement on Auditing Standards (SAS) No. 61, as amended, “Communication with Audit Committees,” SAS99 “Consideration of Fraud in a Financial Statement Audit,” and SEC rules discussed in Final Release Nos. 33-8183 and 33-8183a.

      Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the audit committee charter, we recommended to the board of directors (and the board has approved) that the audited financial statements for the year ended December 31, 2004 be included in the Annual Report on Form 10-K for filing with the SEC. We have selected BDO Seidman as our independent auditors for the fiscal year ended December 31, 2005.

      Respectively submitted on March 7, 2005, by the members of the audit committee of the board of directors.

Farris Kalil, Chairman
Ellis Wachs
Gene Silverman

PROPOSAL 2: APPROVAL OF THE 2005 EQUITY INCENTIVE PLAN

INTRODUCTION

      Our Board of Directors has adopted the 2005 Equity Incentive Plan for officers, employees, independent directors and other key persons of Agree and its subsidiaries, subject to the approval of the 2005 Equity Incentive Plan by our stockholders.

      The 2005 Equity Incentive Plan is administered by the Compensation Committee of our Board of Directors. The Compensation Committee, in its discretion, may grant stock-based awards (including Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Deferred Stock Awards, Restricted Stock Awards, Unrestricted Stock Awards, Dividend Equivalent Rights and Other Stock-Based Awards) to officers, employees, directors and other key persons under the Plan.

      Subject to adjustment for stock splits, stock dividends and similar events, the total number of shares of stock that can be issued under the 2005 Equity Incentive Plan is 1,000,000 shares of common stock. Based solely upon the closing price of our common stock as reported on the NYSE on March 9, 2005, the maximum aggregate market value of the securities to be issued under the 2005 Equity Incentive Plan would be $28.150 million. The stock issued by Agree under the 2005 Equity Incentive Plan may be authorized but unissued stock, or stock reacquired by Agree. To the extent that awards under the 2005 Equity Incentive Plan or the 1994 Plan do not vest or otherwise revert to Agree, the common stock represented by such awards may be the subject of subsequent awards.

      To satisfy the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), stock options or stock appreciation rights with respect to no more than 100,000 shares of common stock (subject to adjustment for stock splits and similar events) may be granted to any one individual during any one calendar year.

VOTE REQUIRED

      There are two different sets of voting requirements for the 2005 Equity Incentive Plan to be approved:

•	Under Maryland law, the affirmative vote of a majority of all the votes cast at the meeting is required to approve the 2005 Equity Incentive Plan. This means that, assuming a quorum is present, the number of “yes votes” cast at the meeting for the proposal must exceed the number of “no votes” cast at the meeting in order for this proposal to be approved. Votes may be cast FOR or AGAINST this proposal. Votes cast FOR the proposal will count as “yes votes” and votes cast AGAINST the proposal will count as “no votes.” Both “yes votes” and “no votes” are counted as votes cast. Neither abstentions nor broker non-votes are treated as votes cast under Maryland law and, therefore, they have no effect on the outcome.

•	Under the rules of the NYSE, two separate thresholds must be met in order for the 2005 Equity Incentive Plan to be approved: (1) the number of “yes votes” cast at the meeting for this proposal must be at least a majority of all votes cast (including both “no votes” and abstentions); and (2) the total number of votes cast with respect to this proposal (regardless of whether they are “yes votes,” “no votes” or abstentions) must represent more than 50% of all of the stock entitled to vote on the proposal. The NYSE treats “yes votes,” “no votes” and abstentions as votes cast, but does not treat “broker non-votes” as votes cast. Because the proposal to approve the 2005 Equity Incentive Plan is a non-routine matter under NYSE rules, brokerage firms, banks and other nominees who hold stock on behalf of their clients in “street name” are not permitted to vote the stock if the clients do not provide instructions (either vote FOR, or vote AGAINST or ABSTAIN) on this proposal. Accordingly, if a majority of the stock entitled to vote are recorded as “broker non-votes” on this proposal, the proposal will not be approved even if all of the stock voted are “yes votes.”

RECOMMENDATION

      Our Board of Directors believes that stock-based awards can play an important role in the success of Agree by encouraging and enabling the officers and employees, independent directors and other key persons of Agree and its subsidiaries upon whose judgment, initiative and efforts Agree largely depends for the successful conduct of its business to acquire a proprietary interest in Agree. Our Board of Directors anticipates that providing such persons with a direct stake in Agree’s welfare will assure a closer alignment of the interests of participants in the 2005 Equity Incentive Plan with those of Agree stockholders, thereby stimulating their efforts on Agree’s behalf and strengthening their desire to remain with Agree. Our 1994 Plan has expired, and we currently do not have the ability to make grants of stock-based awards. In order to be competitive and to keep pace with changes in the market and our competitors, the Board of Directors believes that Agree should have a flexible equity plan.

      Our Board of Directors believes that the proposed 2005 Equity Incentive Plan will help Agree to achieve its goals by keeping Agree’s incentive compensation program dynamic and competitive with those of other companies. Accordingly, the Board of Directors believes that the 2005 Equity Incentive Plan is in the best interests of Agree and its stockholders and recommends that the stockholders approve the 2005 Equity Incentive Plan.

      The Board of Directors unanimously recommends that the 2005 Equity Incentive Plan be approved and, therefore, recommends a vote FOR this proposal.

SUMMARY OF THE 2005 EQUITY INCENTIVE PLAN

      The following description of certain features of the 2005 Equity Incentive Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2005 Equity Incentive Plan that is attached to this proxy statement as Appendix A.

      2005 Equity Incentive Plan Administration. The 2005 Equity Incentive Plan provides for administration by a committee of not fewer than two independent directors (the “Administrator”), as appointed by the Board of Directors from time to time. The Compensation Committee of the Board of Directors will be the Administrator. The Administrator has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2005 Equity Incentive Plan. The Administrator may permit common stock, and other amounts payable pursuant to an award, to be deferred. In such instances, the Administrator may permit interest, dividend or deemed dividends to be credited to the amount of deferrals. In addition, the Administrator may not reprice outstanding options without prior stockholder approval, other than to appropriately reflect changes in the capital structure of Agree.

      Eligibility and Limitations on Grants. All full-time and part-time officers, employees, independent directors and other key persons of Agree and its subsidiaries are eligible to participate in the 2005 Equity Incentive Plan, subject to the discretion of the Administrator. The number of individuals potentially eligible to participate in the 2005 Equity Incentive Plan is currently approximately 10 persons.

      The maximum award of Stock Options or Stock Appreciation Rights granted to anyone individual will not exceed 100,000 shares of common stock (subject to adjustment for stock splits and similar events) for any calendar year period.

      No grants of Non-Qualified Stock Options and other Awards may be made after the tenth anniversary of the effective date of the plan and no grants of Incentive Stock Options may be made after the tenth anniversary of the March 7, 2005 approval of the 2005 Equity Incentive Plan by our Board of Directors.

      Stock Options. Options granted under the 2005 Equity Incentive Plan may be either Incentive Stock Options (“Incentive Options”) (within the meaning of Section 422 of the Code) or Non-Qualified Stock Options (“Non-Qualified Options”). Incentive Options may be granted only to employees of Agree or any subsidiary. Options granted under the 2005 Equity Incentive Plan will be Non-Qualified Options if they (i) fail to qualify as Incentive Options, (ii) are granted to a person not eligible to receive Incentive Options under the Code, or (iii) otherwise so provide. Non-Qualified Options may be granted to any eligible participant.

      Other Option Terms. The Administrator has authority to determine the terms of options granted under the 2005 Equity Incentive Plan. Generally, options are granted with an exercise price that is not less than the fair market value of the common stock on the date of the option grant. The term of each option will be fixed by the Administrator and may not exceed ten years from the date of grant. The Administrator will determine at what time or times each option may be exercised and, subject to the provisions of the 2005 Equity Incentive Plan, the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Administrator. In general, unless otherwise permitted by the Administrator, no option granted under the 2005 Equity Incentive Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

      Options granted under the 2005 Equity Incentive Plan may be exercised for cash or, if permitted by the Administrator, by transfer to Agree (either actually or by attestation) of common stock that is not then subject to restrictions under any Agree stock plan, and that has been held by the optionee for at least six months or was purchased on the open market, and that have a fair market value equivalent to the option exercise price of the stock being purchased, or, subject to applicable law, by compliance with certain provisions pursuant to which a securities broker delivers the purchase price for the stock to Agree.

      To qualify as Incentive Options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares of common stock subject to Incentive Options which first become exercisable in anyone calendar year, and a shorter term and higher minimum exercise price in the case of certain large stockholders.

      Stock Appreciation Rights. The Administrator may award a Stock Appreciation Right either as a freestanding award or in tandem with a Stock Option. Upon exercise of the Stock Appreciation Right, the holder will be entitled to receive an amount equal to the excess of the fair market value on the date of exercise of one share of common stock over the exercise price per share specified in the related Stock Option (or, in the case of a freestanding Stock Appreciation Right, the price per share specified in such right) times the number of shares of common stock with respect to which the Stock Appreciation Right is exercised. This amount may be paid in cash, in shares of common stock, or a combination thereof, as determined by the Administrator. The price per share of Stock Appreciation Rights may not be less than 100% of the fair market value of the shares of common stock on the date of grant.

      Restricted Stock Awards. The Administrator may grant shares of common stock (at a purchase price, if any, determined by the Administrator) to any participant subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include the achievement of pre-established performance goals and/or continued employment with Agree through a specified vesting period. The vesting period shall be determined by the Administrator. If the applicable performance goals and other restrictions are not attained, the participant will forfeit his or her award of restricted stock. Recipients of restricted stock have the right to receive dividends with respect to those shares and to vote the stock.

      Unrestricted Stock Awards. The Administrator may also grant shares of common stock (at a purchase price, if any, determined by the Administrator) that are free from any restrictions under the 2005 Equity Incentive Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration, and may be issued in lieu of cash compensation due to such participant.

      Deferred Stock Awards. The Administrator also may award phantom stock units as deferred stock awards to participants. The deferred stock awards are ultimately payable in the form of common stock and may be subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with Agree through a specified vesting period. During the deferral period, subject to terms and conditions imposed by the Administrator, the deferred stock awards may be credited with dividend equivalent rights (discussed below). Subject to the consent of the Administrator, a participant may make an advance election to receive a portion of his or her compensation, unrestricted stock award or restricted stock award otherwise due in the form of a deferred stock award.

      Dividend Equivalent Rights. The Administrator may grant dividend equivalent rights that entitle the recipient to receive credits for dividends that would be paid if the recipient had held a specified number of shares of common stock. Dividend equivalent rights may be granted as a component of another award or as a freestanding award. Dividend equivalent rights credited under the 2005 Equity Incentive Plan may be paid currently or be deemed to be reinvested in additional shares of common stock, that may thereafter accrue additional dividend equivalent rights at fair market value at the time of deemed reinvestment or on the terms then governing the reinvestment of dividends under our dividend reinvestment plan, if any. Dividend equivalent rights may be settled in cash, shares of common stock or a combination thereof, in a single installment or installments, as specified in the award.

      Other Stock-Based Awards. The Administrator may grant other awards (at a purchase price, if any, determined by the Administrator), either as a free-standing award or in tandem with another award, that are valued in whole or in part by reference to common stock. Such awards may include limited partnership interests in the Operating Partnership, convertible or exchangeable securities or equity interests, or awards valued by reference to book value, fair value or performance parameters relative to Agree or its subsidiaries. Other Stock-Based Awards may be subject to such conditions and restrictions as the Administrator may determine, including continued employment or service, computation of financial metrics and/or achievement of pre-established performance goals and objectives. If the applicable conditions and/or restrictions are not attained, the participant will forfeit his or her right to the underlying common stock. Unless otherwise permitted by the Administrator, Other Stock-Based Awards may not be sold, transferred, pledged, hypothecated or assigned other than by will or by the laws of descent and distribution.

      Tax Withholding. Participants under the 2005 Equity Incentive Plan are responsible for the payment of any federal, state or local taxes that we are required by law to withhold upon any option exercise or vesting of other awards. Subject to approval by the Administrator, participants may elect to have the minimum tax withholding obligations satisfied either by authorizing us to withhold shares of common stock to be issued pursuant to an option exercise or other award, or by transferring to Agree shares of common stock having a value equal to the amount of such taxes.

      Change of Control Provisions. The 2005 Equity Incentive Plan provides that in the event of a “change of control” as defined in the 2005 Equity Incentive Plan, except as otherwise provided in any award agreement, all outstanding Stock Options and Stock Appreciation Rights will automatically become fully exercisable, and all conditions and restrictions on all outstanding Restricted Stock Awards, Deferred Stock Awards and Other Stock-Based Awards will be removed.

      Adjustments for Stock Dividends; Mergers, etc. The 2005 Equity Incentive Plan authorizes the Administrator to make appropriate adjustments to the number of shares of common stock that are subject to the 2005 Equity Incentive Plan and to any outstanding Stock Options to reflect stock dividends, stock splits and similar events. In the event of certain transactions, such as a merger, consolidation, dissolution or liquidation of Agree, all Stock Options and Stock Appreciation Rights will automatically become fully exercisable and the restrictions and conditions on all other awards will automatically be deemed waived. In addition, the 2005 Equity Incentive Plan and all awards will terminate unless the parties to the transaction, in their discretion, provide for appropriate substitutions or adjustments of outstanding Stock Options or other awards.

      Amendments and Termination. The Board of Directors may at any time amend or discontinue the 2005 Equity Incentive Plan and the Administrator may at any time amend or cancel any outstanding award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect the rights under any outstanding awards without the holder’s consent. Any amendments that materially change the terms of the 2005 Equity Incentive Plan, including any amendments that increase the number shares of common stock reserved for issuance under the 2005 Equity Incentive Plan, expand the type of awards available, materially expand the eligibility to participate or materially extend the term of the 2005 Equity Incentive Plan, or materially change the method of determining fair market value, will be subject to approval by our stockholders. To the extent required by the Code to ensure that options granted under the 2005 Equity Incentive Plan qualify as Incentive Options, 2005 Equity Incentive Plan amendments shall be subject to approval by our stockholders.

NEW 2005 EQUITY INCENTIVE PLAN BENEFITS

      No grants have been made with respect to the shares of common stock to be reserved for issuance under the 2005 Equity Incentive Plan. The number of shares of common stock that may be granted to executive officers and all employees including non-executive officers is indeterminable at this time, as such grants are subject to the discretion of the Administrator.

EQUITY COMPENSATION PLAN INFORMATION

      The following table gives information about the common stock that may be issued upon the exercise of options or grant of other equity awards under the 1994 Plan as of December 31, 2004. The table does not include any stock for which stockholder approval is being sought at the annual meeting.

Equity Compensation Plan Information

Number of securities
remaining available
for future issuance
	Number of securities	Weighted-average	under equity
	to be issued upon	exercise price of	compensation plan
	exercise of	outstanding	(excluding
	outstanding options,	options, warrants	securities reflected
Plan Category	warrants and rights	and rights	in column (a))

	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	4,900 (2)	$19.50	191,147 (3)
Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	4,900	$19.50	191,147

(1)	Includes information related to our 1994 Plan.

(2)	Does not include restricted stock as they have been reflected in our total shares of common stock outstanding.

(3)	Certain securities may be issued in the form of restricted stock.

TAX ASPECTS UNDER THE U.S. INTERNAL REVENUE CODE

      The following is a summary of the principal federal income tax consequences of transactions under the 2005 Equity Incentive Plan. It does not describe all federal tax consequences under the 2005 Equity Incentive Plan, nor does it describe state or local tax consequences.

      Incentive Options. No taxable income is generally realized by the optionee upon the grant or exercise of an Incentive Option. If shares of common stock issued to an optionee pursuant to the exercise of an Incentive Option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such stock, any amount realized in excess of the option price (the amount paid for the stock) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) there will be no deduction for Agree for federal income tax purposes. The exercise of an Incentive Option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee. Under current law, an optionee will not have any additional FICA (Social Security) taxes upon exercise of an Incentive Option.

      If shares of common stock acquired upon the exercise of an Incentive Option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the common stock at exercise (or, if less, the amount realized on a sale of such common stock) over the option price thereof, and (ii) Agree will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the Incentive Option is paid by tendering common stock.

      If an Incentive Option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a Non-Qualified Option. Generally, an Incentive Option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

      Non-Qualified Options. With respect to Non-Qualified Options under the 2005 Equity Incentive Plan, no income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise, and Agree receives a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the Non-Qualified Option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to FICA taxes on the excess of the fair market value over the exercise price of the option.

      Parachute Payments. The vesting of any portion of any option or other award that is accelerated due to the occurrence of a change of control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to Agree, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

      Limitation on Agree’s Deductions. As a result of Section 162(m) of the Code, Agree’s deduction for certain awards under the 2005 Equity Incentive Plan may be limited to the extent that a Covered Employee (as defined in Section 162(m) of the Code) receives compensation in excess of $1,000,000 in such taxable year of Agree (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code).

PERFORMANCE GRAPH

      Rules promulgated under the Securities Exchange Act of 1934 require us to present a graph comparing the cumulative total stockholder return on its common stock with the cumulative total stockholder return of (1) a broad equity market index, and (2) a published industry index or peer group. The graph compares the cumulative total stockholder return of the common stock (NYSE: ADC), based on the market price of the common stock and assuming reinvestment of dividends, with the SNL Shopping Center REIT Index and the Russell 2000 Index. The graph assumes the investment of $100 on January 1, 2000.

PERIOD ENDING

Index	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04

Agree Realty Corporation	100.00	109.07	162.16	163.73	296.66	355.34

Russell 2000	100.00	96.98	99.39	79.03	116.38	137.71

SNL Shopping Center REITs Index	100.00	120.21	154.52	178.60	253.21	344.02

CERTAIN RELATIONSHIPS AND TRANSACTIONS

      Sommers, Schwartz, Silver and Schwartz, the law firm of which Leon M. Schurgin, one of our directors, is a senior shareholder, acted as our counsel in various matters during 2004. We paid Mr. Schurgin’s firm aggregate fees of approximately $243,000 during the year.

      We lease our executive offices, located at 31850 Northwestern Highway, Farmington Hills, Michigan from a limited partnership controlled by Mr. Agree’s children. Under the terms of the lease, which expires December 31, 2009, we are required to pay an annual rental of $90,000 and are responsible for the payment of real estate taxes, insurance and maintenance expenses relating to the building. Management believes that the lease terms are consistent with leases for similar properties in the area.

INDEPENDENT AUDITORS

      Upon recommendation of and approval by the Audit Committee, BDO Seidman, LLP (“BDO”) has been selected to act as our independent certified public accountants during the current year. During fiscal year 2004, BDO Seidman served as our independent auditors and also provided certain tax and other audit related services.

      Aggregate fees for professional services rendered to us by BDO Seidman as of and for the years ended December 31, 2004 and 2003 were:

	2004	2003

Audit fees	$42,500	$56,500
Audit-related fees	—	—
Tax fees	$15,000	$17,050
All other fees	$3,500	$825

      The audit committee approved all fees paid to BDO Seidman, LLP.

      Audit Fees. Audit fees were for professional services rendered in connection with audits and quarterly reviews of our consolidated financial statements, review and preparation of consents for registration statements filed with the SEC.

      Audit Related Fees. No audit related fees were paid in 2004 or 2003.

      Tax Fees. Tax fees related to professional services for tax compliance and consulting.

      All Other Fees. All other fees were for general consulting services and fees associated with Section 404 compliance.

      At its regularly scheduled and special meetings, the audit committee considers and pre-approves any audit and non-audit services to be performed by our independent accountants. The audit committee has delegated to its chairman, Farris Kalil an independent member of our board of directors, the authority to grant pre-approvals of non-audit services provided that any such pre-approval by Mr. Kalil shall be reported to the audit committee at its next scheduled meeting. However, pre-approval of non-audit services is not required if (1) the aggregate amount of non-audit services is leas than 5% of the total amount paid by us to the auditor during the fiscal year in which the non-audit services are provided; (2) such services were not recognized by the company as non-audit services at the time of the engagement; and (3) such services are promptly brought to the attention of the audit committee and, prior to completion of the audit, are approved by the audit committee or by one or more audit committee members who have been delegated authority to grant approvals.

      The audit committee had considered whether the provision of these services is compatible with maintaining the independent accountants’ independence and has determined that such services have not adversely affected BDO Seidman’s independence.

      A representative of BDO will be present at the annual meeting and will be provided with the opportunity to make a statement if such representative desires to do so. Such representative is also expected to be available to respond to appropriate questions.

OTHER MATTERS

      As of the mailing date of this proxy statement, the board of directors does not know of any matters to be presented at the annual meeting other than those stated above. If any other business should come before the annual meeting, the persons named in the enclosed proxy will vote thereon as they determine to be in the best interests of us.

PROPOSALS FOR NEXT ANNUAL MEETING

      Any stockholder proposal to be considered for inclusion in our proxy statement and form of proxy for the annual meeting of stockholders to be held in 2006 must be received at our office at 31850 Northwestern Highway, Farmington Hills, MI 48334, no later than November 22, 2005.

      Any shareholder who intends to bring business before the annual meeting in the year 2005, but not include the proposal in our proxy statement, or to nominate a person to the board of directors,

must give written notice to our corporate secretary, Kenneth R. Howe at our office at 31850 Northwestern Highway, Farmington Hills, MI 48334, no later than January 21, 2006.

ANNUAL REPORT

      A copy of our Annual Report to Stockholders for the year ended December 31, 2004 accompanies this proxy statement.

APPENDIX A

AGREE REALTY CORPORATION

2005 EQUITY INCENTIVE PLAN

GENERAL PURPOSE OF THE PLAN; DEFINITIONS

      The name of the plan is the Agree Realty Corporation 2005 Equity Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees and Independent Directors of Agree Realty Corporation (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

      The following terms shall be defined as set forth below:

      “Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

      “Administrator” is defined in Section 2(a).

      “Award” or “Awards”, except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Deferred Stock Awards, Restricted Stock Awards, Unrestricted Stock Awards, Dividend Equivalent Rights and Other Stock-Based Awards.

      “Board” means the Board of Directors of the Company. “Change of Control” is defined in Section 16.

      “Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

      “Committee” means the Committee of the Board referred to in Section 2.

      “Deferred Stock Award” means Awards granted pursuant to Section 8.

      “Dividend Equivalent Right” means Awards granted pursuant to Section 10.

      “Effective Date” means the date on which the Plan is approved by stockholders as set forth in Section 18.

      “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

      “Fair Market Value” on any given date means the last reported sale price at which the shares of Stock are traded on such date, or, if no shares of Stock are traded on such date, the most recent date on which the shares of Stock were traded, as reported on the New York Stock Exchange or, if applicable, any other national stock exchange on which the shares of Stock are traded.

      “Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

      “Independent Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

      “Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

      “Option” or “Stock Option” means any option to purchase Stock granted pursuant to Section 5.

      “Other Stock-Based Award” means any Award granted pursuant to Section 11.

      “Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more performance criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Stock Award or Deferred Stock Award.

      “Restricted Stock Award” means Awards granted pursuant to Section 7.

      “Stock” means the Common Stock, par value $0.0001 per share, of the Company, subject to adjustments pursuant to Section 3.

      “Stock Appreciation Right” means any Award granted pursuant to Section 6.

      “Subsidiary” means Agree Limited Partnership and any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities, beginning with the Company if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50 percent or more of the economic interest or the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

      “Unit” or “Units” means a unit or units of limited partnership interest in Agree Limited Partnership, a Delaware limited partnership and the entity through which the Company principally conducts its business

      “Unrestricted Award” means any Award granted pursuant to Section 9.

SECTION 2	ADMINISTRATION OF PLAN: ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

      (a) Committee. The Plan shall be administered by either the Board or a committee of not less than two Independent Directors (in either case, the “Administrator”).

      (b) Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the individuals to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of the Awards, and any combination thereof, granted to anyone or more grantees;

(iii) to determine the number of shares of Stock to be covered by any Award;

(iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards;

(v) to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi) subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Stock Options may be exercised;

(vii) to determine at any time whether, to what extent, and under what circumstances distribution or the receipt of shares of Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the grantee and whether and to what extent the Company shall payor credit amounts constituting interest (at rates determined by the Administrator) or dividends or deemed dividends on such deferrals; and

(viii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

      All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

      (c) Delegation of Authority to Grant Awards. The Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator’s authority and duties with respect to the granting of Awards, to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act or “covered employees” within the meaning of Section 162(m) of the Code. Any such delegation by the Administrator shall include a limitation as to the amount of Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price of any Stock Option or Stock Appreciation Right, the conversion ratio or price of other Awards and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

      (d) Indemnification. Neither the Board nor the Committee, nor any member of either or any delegatee thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegatee thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors’ and officers’ liability insurance coverage which may be in effect from time to time.

SECTION 3	SHARES ISSUABLE UNDER THE PLAN MERGERS: SUBSTITUTION

      (a) Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 1,000,000 shares, subject to adjustment as provided in Section 3(b). For purposes of this limitation, the shares of Stock underlying any Awards (including any awards granted pursuant to the 1994 Stock Incentive Plan) which are forfeited, canceled, held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of shares of Stock or otherwise terminated (other than by exercise) shall be added back to the shares available for issuance under the Plan. Subject to such overall limitation, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 100,000 shares may be granted to anyone individual grantee during anyone calendar year period. The shares of Stock available for issuance under the Plan may be authorized but unissued shares or shares reacquired by the Company.

      (b) Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse share split or other similar change in the Stock, the outstanding shares are increased or decreased or are exchanged for a different number or kind of stock or other securities of the Company, or additional stock or new or different stock or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to anyone individual grantee and the maximum number of shares of Stock that may be granted under a Performance-based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (v) the price for each share of Stock subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

      The Administrator may also adjust the number of shares of Stock subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of shares of Stock or property or any other event if it is determined by the Administrator that such adjustment is appropriate to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of an Incentive Stock Option, without the consent of the grantee, if it would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code.

      (c) Mergers and Other Transactions. In the case of and subject to the consummation of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for a different kind of securities of the successor entity and the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (iv) the sale of all of the shares of Stock to an unrelated person or entity (in each case, a “Sale Event”), all Options and Stock Appreciation Rights that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event and all other Awards shall become fully vested and nonforfeitable as of the effective time of the Sale Event, except as the Administrator may otherwise specify with respect to particular Awards in the relevant Award documentation. Upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder). In the event of such termination, each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights held by such grantee, including those that will become exercisable upon the consummation of the Sale Event; provided, however, that the exercise of Options and Stock Appreciation Rights not exercisable prior to the Sale Event shall be subject to the consummation of the Sale Event.

      Notwithstanding anything to the contrary in this Section 3(c), in the event of a Sale Event pursuant to which holders of the shares of Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Sale Event, the Company shall have the right, but not the obligation, to make or provide for a cash payment to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the value as determined by the Administrator of the consideration payable per share of Stock pursuant to the Sale Event (the “Sale Price”) times the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights.

      (d) Substitute Awards. The Administrator may grant Awards under the Plan in substitution for stock and stock-based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute Awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

SECTION 4	ELIGIBILITY

      Grantees under the Plan will be such full or part-time officers and other employees, Independent Directors and key persons (including consultants and prospective employees) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5	STOCK OPTIONS

      Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

      Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option

      (a) Stock Options. Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

      (i) Exercise Price. The exercise price per share for the shares of Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

      (ii) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of shares of Stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the term of such Incentive Stock Option shall be no more than five years from the date of grant.

      (iii) Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

      (iv) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares of Stock to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award agreement:

(A) In cash, by certified or bank check or other instrument acceptable to the Administrator;

(B) Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that have been beneficially owned by the optionee for at least six months and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

(C) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price, provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure.

      Payment instruments will be received subject to collection. The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award agreement or applicable provisions of laws. In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares transferred to the optionee upon the exercise of the Stock Option shall be net of the number of shares attested to.

      (v) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

      (b) Non-transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee, or by the optionee’s legal representative or guardian in the event of the optionee’s incapacity. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide in the Award agreement regarding a given Option that the optionee may transfer his Non-Qualified Stock Options to members of his immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option.

SECTION 6     STOCK APPRECIATION RIGHTS

      (a) Nature of Stock Appreciation Rights. A Stock Appreciation Right is an Award entitling the recipient to receive an amount in cash or shares of Stock or a combination thereof having a value equal to the excess of the Fair Market Value of the share of Stock on the date of exercise over the exercise price of the Stock Appreciation Right, which price shall not be less than 100 percent of the Fair Market Value of the share of Stock on the date of grant (or more than the option exercise price per share, if the Stock Appreciation Right was granted in tandem with a Stock Option) multiplied by the number of shares with respect to which the Stock Appreciation Right shall have been exercised, with the Administrator having the right to determine the form of payment.

      (b) Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator in tandem with, or independently of, any Stock Option granted pursuant to Section 5 of the Plan. In the case of a Stock Appreciation Right granted in tandem with a Non-Qualified Stock Option, such Stock Appreciation Right may be granted either at or after the time of the grant of such Option. In the case of a Stock Appreciation Right granted in tandem with an Incentive Stock Option, such Stock Appreciation Right may be granted only at the time of the grant of the Option.

      A Stock Appreciation Right or applicable portion thereof granted in tandem with a Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Option.

      (c) Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator, subject to the following:

      (i) Stock Appreciation Rights granted in tandem with Options shall be exercisable at such time or times and to the extent that the related Stock Options shall be exercisable.

      (ii) Upon exercise of a Stock Appreciation Right, the applicable portion of any related Option shall be surrendered.

      (iii) All Stock Appreciation Rights shall be exercisable during the grantee’s lifetime only by the grantee or the grantee’s legal representative.

SECTION 7	RESTRICTED STOCK AWARDS

      (a) Nature of Restricted Stock Awards. A Restricted Stock Award is an Award entitling the recipient to acquire, at such purchase price (which may be zero) as determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant (“Restricted Stock”). Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the grantee executing the Restricted Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

      (b) Rights as a Stockholder. Upon execution of a written instrument setting forth the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the dividend and voting rights of the Restricted Stock, subject to such conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock is vested as provided in Section 7(d) below, and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

      (c) Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award agreement. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 14 below, in writing after the Award agreement is issued, if any, if a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such grantee from, or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price, if any from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by grantee or rights of grantee as a shareholder. Following such deemed reacquisition of unvested Restricted Stock that is represented by physical certificates, grantee shall surrender such certificates to the Company upon request without consideration.

      (d) Vesting of Restricted Stock Awards. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares of Stock on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 14 below, in writing after the Award agreement is issued, a grantee’s rights in any Restricted Stock that has not vested shall automatically terminate upon the grantee’s termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares of Stock shall be subject to the provisions of Section 7(c) above.

SECTION 8     DEFERRED STOCK AWARDS

      (a) Nature of Deferred Stock Awards. A Deferred Stock Award is an Award of phantom Stock units to a grantee, subject to restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Deferred Stock Award is contingent on the grantee executing the Deferred Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. At the end of the deferral period, the Deferred Stock Award, to the extent vested, shall be paid to the grantee in the form of shares of Stock.

      (b) Election to Receive Deferred Stock Awards in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of the cash compensation or Restricted Stock Award otherwise due to such grantee in the form of a Deferred Stock Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with rules and procedures established by the Administrator. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate.

      (c) Rights as a Stockholder. During the deferral period, a grantee shall have no rights as a stockholder; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the phantom Stock units underlying his Deferred Stock Award, subject to such terms and conditions as the Administrator may determine.

      (d) Restrictions. A Deferred Stock Award may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of during the deferral period.

      (e) Termination of Employment or Service. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 14 below, in writing after the Award agreement is issued, a grantee’s right in all Deferred Stock Awards that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 9     UNRESTRICTED STOCK AWARDS

      (a) Grant or Sale of Unrestricted Stock. The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award to any grantee pursuant to which such grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

      (b) Elections to Receive Unrestricted Stock in Lieu of Compensation. Upon the request of an employee and with the consent of the Administrator, each employee may, pursuant to an irrevocable written election delivered to the Company no later than the date or dates specified by the Administrator, receive a portion of the cash compensation otherwise due to him in Unrestricted Stock (valued at Fair Market Value on the date or dates the cash compensation would otherwise be paid, or on the effective date of the election, if later).

      (c) Elections to Receive Unrestricted Stock in Lieu of Directors’ Fees. Each Independent Director may, pursuant to an irrevocable written election delivered to the Company, receive all or a portion of his cash directors’ fees in Unrestricted Stock (valued at Fair Market Value on the date or dates the directors’ fees would otherwise be paid, or on the effective date of the election, if later).

SECTION 10     DIVIDEND EQUIVALENT RIGHTS

      (a) Dividend Equivalent Rights. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid an the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of another Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award agreement. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award.

      (b) Interest Equivalents. Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

      (c) Termination of Employment or Service. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 14 below, in writing after the Award agreement is issued, a grantee’s rights in all Dividend Equivalent Rights or interest equivalents granted as a component of another Award that has not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 11     OTHER STOCK-BASED AWARDS

      (a) Nature of Other Awards. Other forms of Awards (“Other Stock-Based Awards”) that may be granted under the Plan include Awards that are valued in whole or in part by reference to, or are otherwise calculated by reference to or based on, shares of Stock, including without limitation, (i) Units, (ii) convertible preferred stock, convertible debentures and other convertible or exchangeable securities or equity interests (including Units), (iii) membership interests in a Subsidiary or operating partnership and (iv) Awards valued by reference to book value, fair value or performance parameters relative to the Company or any Subsidiary or group of Subsidiaries. For purposes of calculating the number of shares of Stock underlying an Other Stock-Based Award relative to the total number of shares reserved and available for issuance under Section 3(a), the Administrator shall establish in good faith the maximum number of shares to which a grantee of such Other Stock-Based Award may be entitled upon fulfillment of all applicable conditions set forth in the relevant Award documentation, including vesting, accretion factors, conversion ratios, exchange ratios and the like. If and when any such conditions are no longer capable of being met, in whole or in part, the number of shares of Stock underlying such Other Stock-Based Award shall be reduced accordingly by the Administrator and the related shares shall be added back to the shares available for issuance under the Plan. Other Stock-Based Awards may be issued either alone or in addition to other Awards granted under the Plan and shall be evidenced by an Award agreement. The Administrator shall determine the recipients of, and the time or times at which, Other Stock-Based Awards shall be made; the number of shares of Stock or Units to be awarded; the price, if any, to be paid by the recipient for the acquisition of Other Stock-Based Awards; and the restrictions and conditions applicable to Other Stock-Based Awards. Conditions may be based on continuing employment (or other service relationship), computation of financial metrics and/or achievement of pre-established performance goals and objectives. The provisions of the grant of Other Stock-Based Awards need not be the same with respect to each recipient.

      (b) Rights as Stockholder. Until such time as an Other Stock-Based Award is actually converted into, exchanged for, or paid out in shares of Stock, a recipient shall have no rights as a stockholder.

      (c) Non-Transferability. Except as otherwise provided by the Administrator, Other Stock-Based Awards may not be sold, transferred, pledged, hypothecated or assigned except by will or the laws of descent and distribution.

      (d) Termination of Employment or Service. In the event that a recipient ceases to be employed by or to provide services to the Company, or any Subsidiary, any outstanding Other Stock-Based Awards previously granted to such recipient shall be subject to such terms and conditions as set forth in the Award agreement governing such Other Stock-Based Awards. Except as may otherwise be provided by the Administrator either in the Award agreement, or, subject to Section 14 below, in writing after the Award agreement is issued, a grantee’s rights in all Other Stock-Based Awards that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 12     TAX WITHHOLDING

      (a) Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any share of Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator (including a decrease in the net Award to the grantee from a target gross Award to approximate the after-tax value) regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver share certificates to any grantee is subject to and conditioned on tax obligations being satisfied by the grantee.

      (b) Payment in Stock. Subject to approval by the Administrator, a grantee may elect to have the minimum required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares of Stock with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company Shares owned by the grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 13     TRANSFER; LEAVE OF ABSENCE, ETC.

      For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 14     AMENDMENTS AND TERMINATION

      The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(b) or 3(c), in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or effect repricing through cancellation and re-grants. Any material Plan amendments (other than amendments that curtail the scope of the Plan), including any Plan amendments that (i) increase the number of shares of Stock reserved for issuance under the Plan, (ii) expand the type of Awards available, materially expand the eligibility to participate or materially extend the term of the Plan, or (iii) materially change the method of determining Fair Market Value, shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. In addition, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 14 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(c).

SECTION 15     STATUS OF PLAN

      With respect to the portion of any Award that has not been exercised and any payments in cash, shares of Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver shares of Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 16     CHANGE OF CONTROL PROVISIONS

      Upon the occurrence of a Change of Control as defined in this Section 16:

(a) Except as otherwise provided in the applicable Award agreement, each outstanding Stock Option and Stock Appreciation Right shall automatically become fully exercisable.

(b) Except as otherwise provided in the applicable Award Agreement, conditions and restrictions on each outstanding Restricted Stock Award, Deferred Stock Award and Other Stock-Based Award will be removed.

(c) “Change of Control” shall mean the occurrence of any one of the following events:

(i) any “person,” as such term is used in Sections 13(d) and l4(d) of the Exchange Act (other than the Company, any of its Subsidiaries, any trustee, fiduciary or other person or entity holding securities under any employee benefit plan of the Company or any of its Subsidiaries), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40 percent or more of either (A) the combined voting power of the Company’s then outstanding securities having the right to vote in an election of the Company’s Board of Directors (“Voting Securities”) or (B) the then outstanding Shares of the Company (in either such case other than as a result of acquisition of securities directly from the Company); or

(ii) persons who, as of the Effective Date, constitute the Company’s Board of Directors (the “Incumbent Directors”) cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to the Effective Date whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors shall, for purposes of this Plan, be considered an Incumbent Director; or

(iii) the stockholders of the Company shall approve (A) any consolidation or merger of the Company where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d- 3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50 percent of the voting shares of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (C) any plan or proposal for the liquidation or dissolution of the Company.

      Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Stock or other Voting Securities outstanding, increases (x) the proportionate number of shares of Stock beneficially owned by any person to 40 percent or more of the shares of Stock then outstanding or (y) the proportionate voting power represented by the Voting Securities beneficially owned by any person to 40 percent or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in clause (x) or (y) of this sentence shall thereafter become the beneficial owner of any additional shares of Stock or other Voting Securities (other than pursuant to a share split, share dividend, or similar transaction or as a result of an acquisition of securities directly from the Company) and immediately thereafter beneficially owns 40 percent or more of the combined voting power of all then outstanding Voting Securities, then a “Change of Control” shall be deemed to have occurred for purposes of the foregoing clause (i).

SECTION 17     GENERAL PROVISIONS

      (a) No Distribution: Compliance with Legal Requirements. The Administrator may require each person acquiring shares of Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

      No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and share exchange or similar requirements have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for shares of Stock and Awards as it deems appropriate.

      (b) Delivery of Share Certificates. Share certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated shares of Stock shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have given to the grantee by United States mail, at the grantee’s last known address on file with the Company notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records).

      (c) Other Compensation Arrangements. No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

      (d) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to such Company’s insider trading policy, as in effect from time to time.

      (e) Designation of Beneficiary. Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 18     EFFECTIVE DATE OF PLAN

      This Plan shall become effective upon approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present. Subject to such approval by the stockholders and to the requirement that no shares of Stock may be issued hereunder prior to such approval, Stock Options and other Awards may be granted hereunder on and after adoption of this Plan by the Board. No grants of Non-Qualified Stock Options and other Awards may be made hereunder after the tenth (10th) anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth (10th) anniversary of the date the Plan is approved by the Board of Directors.

SECTION 19     GOVERNING LAW

      This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Maryland, applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF DIRECTORS: March 7, 2005

DATE APPROVED BY STOCKHOLDERS: May      , 2005

AGREE REALTY CORPORATION

CIO EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

[1304 - AGREE REALTY CORPORATION] [FILE NAME: ZARC51.ELX] [VERSION - (1)] [03/10/05] [orig. 03/10/05]

DETACH HERE	ZARC51

	Please mark	1304
☒	votes as in
	this example.

This Proxy when executed will be voted in the manner directed herein. If no direction is made this Proxy will be voted FOR each of the matters hereon.

1.	Electing two Directors: Nominees: (01) Farris Kalil and (02) Gene Silverman

FOR	WITHHELD

☐	☐

☐

For both nominees except as noted above

		FOR	AGAINST	ABSTAIN

2.	Approval of 2005 Equity Incentive Plan.	☐	☐	☐

3.	In their judgment, upon such other matters as may properly come before the meeting.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING				☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT				☐

NOTE: — PLEASE COMPLETE THIS PROXY AND MAIL TO US PROMPTLY.

(Please sign exactly as your name or names appear hereon. Where shares are held jointly both holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.)

Signature:                                                             Date:                       Signature:                                                              Date:

[1304- AGREE REALTY CORPORATION] [FILE NAME: ZARC52.ELX] [VERSION - (1)] [03/10/05] [orig. 03/10/05]

DETACH HERE	ZARC52

PROXY

AGREE REALTY CORPORATION

Proxy for Annual Meeting of Stockholders May 9, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Richard Agree and Kenneth R. Howe as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the Common Stock of Agree Realty Corporation held on record by the undersigned on March 14, 2005 at the Annual Meeting of Stockholders to be held on May 9, 2005, or any adjournment thereof.

     The Board of Directors recommends a vote FOR all of the nominees for director and the approval of the 2005 Equity Incentive Plan.

  SEE REVERSE           SIDE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE
SIDE